UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 23, 2006
Date of Report (Date of earliest event reported)
ALLERGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)
2525 Dupont Drive
Irvine, California 92612
(Address of principal executive offices) (Zip Code)
(714) 246-4500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Bridge Facility; Guaranty
     On March 20, 2006, Allergan, Inc. (“Allergan”) entered into a credit agreement (the “Bridge Facility”) among Banner Acquisition, Inc., a wholly owned subsidiary of Allergan (“Banner”), as borrower, Allergan, as guarantor, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and Banc of America Securities LLC, as Joint Lead Arrangers, Joint Bookrunners and Syndication Agents, and Citicorp North America, Inc. (“Citicorp”) and Goldman Sachs Credit Partners L.P. (“Goldman Sachs” and together with Bank of America, Morgan Stanley and Citicorp, the “Lenders”), as Documentation Agents, pursuant to which the Lenders collectively have agreed to lend Banner up to $1,100,000,000. On March 23, 2006, Banner borrowed $825,000,000 under the Bridge Facility.
     The proceeds of the Bridge Facility will be used to fund a portion of the cash consideration to be paid to former stockholders of Inamed Corporation (“Inamed”) in connection with the acquisition of Inamed by Allergan, as described in more detail under Item 2.01, below. All borrowings under the Bridge Facility will be due and payable on March 19, 2007. Banner also is required to repay borrowings under the Bridge Facility in the event of certain sales or other dispositions of the property of Allergan or its subsidiaries, the incurrence by Allergan or its subsidiaries of additional indebtedness (subject to certain limitations set forth in the Bridge Facility) or the sale of any equity security (subject to certain limitations set forth in the Bridge Facility).
     Borrowings under the Bridge Facility are unsecured, but Banner’s obligations under the Bridge Facility are unconditionally guaranteed by Allergan.
     Borrowings under the Bridge Facility will bear interest at either a base rate or a Eurodollar rate, at Allergan’s option. Base rate loans will bear interest at a rate equal to (a) the greater of (i) the prime rate and (ii) the sum of the federal funds rate plus 1/2%, plus (b) a base rate margin. Eurodollar loans will bear interest at a rate equal to (a) the London Interbank Offered Rate plus (b) a Eurodollar margin. The base rate margin and the Eurodollar margin vary based on the ratings assigned by Standard & Poor’s or Moody’s to Allergan’s senior unsecured long-term debt securities. On March 20, 2006, the base rate margin was 0 basis points and the Eurodollar margin was 40 basis points. Interest on base rate loans will be payable quarterly in arrears. Interest on Eurodollar loans will be payable on the last day of the applicable interest period or every three months, whichever is less.
     Amounts outstanding under the Bridge Facility may be prepaid at Banner’s option without premium or penalty, subject to the payment of customary breakage fees in connection with the prepayment of a Eurodollar rate loan.
     The Bridge Facility contains covenants that, among other things, limit the ability of Allergan and its subsidiaries to:
•	incur or guarantee indebtedness;

•	incur certain liens;

•	enter into certain transactions with affiliates; or

•	enter into certain asset sales, acquisitions or mergers.
     The Bridge Facility requires compliance with certain financial covenants (in each case calculated as set forth in the Bridge Facility), including covenants regarding Allergan’s subsidiary debt, consolidated debt to capitalization ratio and consolidated net worth.

     The Bridge Facility contains customary events of default, including:
•	failure to make required payments;

•	failure to comply with certain material covenants;

•	material inaccuracies in the representations and warranties;

•	a default on other indebtedness exceeding $40,000,000 in the aggregate;

•	a change in control of Allergan;

•	events of bankruptcy and insolvency; and

•	failure to pay judgments or orders in excess of $75,000,000.
     The Lenders and certain of their affiliates from time to time have performed investment banking and advisory services for Allergan, for which they were paid customary compensation negotiated at arm’s-length. In addition, Morgan Stanley & Co. Incorporated, an affiliate of Morgan Stanley, is the dealer manager for the Offer (as defined below), and Citicorp USA, Inc., an affiliate of Citigroup, and Bank of America, N.A., are syndication agent and documentation agent, respectively, for Allergan’s Credit Agreement, dated as of October 11, 2002 (as amended, the “Credit Agreement”).
     The foregoing description of the Bridge Facility is qualified in its entirety by the Bridge Facility, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.
Fifth Amendment to Credit Agreement
     Also on March 20, 2006, Allergan entered into the Fifth Amendment to the Credit Agreement (the “Amendment”) which, among other things, permits Banner to incur debt under the Bridge Facility.
     The foregoing description of the Amendment is qualified in its entirety by the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by this reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On March 17, 2006, Banner accepted for exchange 34,647,820 shares of Inamed common stock (together with the associated preferred stock purchase rights), representing approximately 93.86 percent of the shares of Inamed common stock then outstanding. The Inamed shares were acquired pursuant to an offer to exchange (the “Offer”) any and all outstanding shares of Inamed common stock (together with the associated preferred stock purchase rights) for, per Inamed share, $84.00 in cash or 0.8498 of a share of Allergan common stock (together with the associated preferred stock purchase rights), at the election of the holder and subject to proration to the extent tendering Inamed stockholders request cash for more than 45% of the aggregate shares of Inamed common stock tendered or Allergan common stock for more than 55% of the aggregate shares of Inamed common stock tendered. The Offer expired at 11:59 p.m., Eastern time, on Friday, March 17, 2006, and all validly tendered shares of Inamed common stock were accepted for purchase promptly thereafter.
     The aggregate amount of cash to be paid by Banner for the shares of Inamed common stock exchanged pursuant to the Offer is approximately $1.31 billion (of which approximately $825 million will be funded by borrowings under the Bridge Facility, as described in Item 1.01 above), and the aggregate number of shares of Allergan common stock to be issued pursuant to the Offer is 16,194,045 shares.
     The information regarding the Lenders, the Bridge Facility, and any material relationships between the Lenders and their respective affiliates and Allergan set forth in Item 1.01 is incorporated into this Item 2.01 by this reference.

     Following the completion of the Offer, and pursuant to the Agreement and Plan of Merger, dated as of December 20, 2005, by and among Allergan, Banner and Inamed (as amended by Amendment No. 1 thereto, dated as of March 11, 2006, the “Merger Agreement”), on March 23, 2006, Allergan completed its acquisition of Inamed through a merger of Banner with and into Inamed (the “Inamed Merger”), with Inamed surviving the Inamed Merger as a wholly-owned subsidiary of Allergan. In the Inamed Merger, each share of Inamed common stock outstanding immediately prior to the effective time of the Inamed Merger was canceled and converted into the right to receive, per Inamed share, $84.00 in cash or 0.8498 of a share of Allergan common stock (together with the associated preferred stock purchase rights), at the election of the holder and subject to proration to the extent former Inamed stockholders request cash for more than 45% of the aggregate shares of Inamed common stock canceled in the Inamed Merger or Allergan common stock for more than 55% of the aggregate shares of Inamed common stock canceled in the Inamed Merger. The aggregate amount of cash payable in the Inamed Merger is approximately $85.64 million and the aggregate number of shares of Allergan common stock to be issued in connection with the Inamed Merger is 1,058,969 shares. These numbers do not include shares of Allergan common stock and cash that will be paid to optionholders for outstanding options to purchase an additional approximately 1.0 million Inamed Shares which were cancelled in the Inamed Merger and converted into the right to receive an amount of cash equal to 45% of the “in the money” value of the option and a number of shares of Allergan common stock with a value equal to 55% of the “in the money” value of the option.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 is incorporated into this Item 2.03 by this reference.
Item 9.01. Financial Statements and Exhibits.
  (a) Financial Statements of Business Acquired
     In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) will be filed by amendment within 71 calendar days after March 23, 2006.
  (b) Pro Forma Financial Information
     In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) will be filed by amendment within 71 calendar days after March 23, 2006.
  (d) Exhibits

Exhibit
No.	Description of Exhibit
2.1	Agreement and Plan of Merger (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Allergan with the SEC on December 21, 2005).
2.2	Amendment No. 1 to Agreement and Plan of Merger (incorporated by reference to Exhibit (d)(2) to Amendment No. 10 to the Tender Offer Statement on Schedule TO filed by Allergan and Banner with the SEC on March 13, 2006).
10.1	Credit Agreement, dated as of March 20, 2006, among Banner Acquisition, Inc., as borrower, Allergan, Inc., as guarantor, Bank of America, N.A. as Administrative Agent, Morgan Stanley Senior Funding, Inc. and Banc of America Securities LLC, as Joint Lead Arrangers, Joint Bookrunners and Syndication Agents, and Citigroup North America, Inc. and Goldman Sachs Credit Partners L.P., as Documentation Agents.
10.2	Fifth Amendment, dated as of March 20, 2006, to Credit Agreement, dated as of October 11, 2002, among Allergan, Inc., the banks and other financial institutions signatory thereto that are parties as Banks to the Credit Agreement, JPMorgan Chase Bank, N.A., as administrative agent, Citicorp USA Inc., as syndication agent, and Bank of America, N.A., as documentation agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: March 23, 2006	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President, Assistant General Counsel and Assistant Secretary

Exhibit Index

Exhibit
No.	Description of Exhibit
2.1	Agreement and Plan of Merger (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Allergan with the SEC on December 21, 2005).
2.2	Amendment No. 1 to Agreement and Plan of Merger (incorporated by reference to Exhibit (d)(2) to Amendment No. 10 to the Tender Offer Statement on Schedule TO filed by Allergan and Banner with the SEC on March 13, 2006).
10.1	Credit Agreement, dated as of March 20, 2006, among Banner Acquisition, Inc., as borrower, Allergan, Inc., as guarantor, Bank of America, N.A. as Administrative Agent, Morgan Stanley Senior Funding, Inc. and Banc of America Securities LLC, as Joint Lead Arrangers, Joint Bookrunners and Syndication Agents, and Citigroup North America, Inc. and Goldman Sachs Credit Partners L.P., as Documentation Agents.
10.2	Fifth Amendment, dated as of March 20, 2006, to Credit Agreement, dated as of October 11, 2002, among Allergan, Inc., the banks and other financial institutions signatory thereto that are parties as Banks to the Credit Agreement, JPMorgan Chase Bank, N.A., as administrative agent, Citicorp USA Inc., as syndication agent, and Bank of America, N.A., as documentation agent.